UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 5, 2018 (October 30, 2018)

Rockies Region 2006 Limited Partnership

(Exact name of registrant as specified in its charter)

West Virginia	000-52787	20-5149573
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Sherman Street, Suite 3000 Denver, Colorado		80203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (303) 860-5800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.03	Bankruptcy or Receivership.

The information set forth in Item 8.01 is incorporated by reference herein.

Item 8.01	Other Events.

On October 30, 2018, Rockies Region 2006 Limited Partnership, a West Virginia limited partnership (the “Partnership”), filed a petition under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Proceeding”) with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”) under Case No. 18-33513-SGJ-11. Subject to higher or better offers and approval of the Bankruptcy Court, the Partnership intends to enter into a transaction with PDC Energy, Inc., the managing general partner of the Partnership (the “Managing General Partner”), pursuant to which the Partnership will sell substantially all of its assets to the Managing General Partner through a Chapter 11 plan of liquidation (“Chapter 11 Plan”). The Partnership remains in possession of its assets and continues to operate its business as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. In addition, as previously disclosed, Karen Nicolaou has been appointed by the Managing General Partner of the Partnership to act as the Responsible Party, an independent fiduciary, for the Partnership and is expected to oversee all actions for the Partnership in connection with the Chapter 11 Proceeding, including actions relating to the anticipated transactions with the Managing General Partner and seeking approval of the Chapter 11 Plan. Ms. Nicolaou has more than 20 years of experience in restructuring advisory services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKIES REGION 2006 LIMITED PARTNERSHIP

By its Managing General Partner, PDC ENERGY, INC.

Date: November 5, 2018	By:	/s/ Daniel W. Amidon
	Name:	Daniel W. Amidon
	Title:	Senior Vice President, General Counsel and Secretary of PDC Energy, Inc.